UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 10, 2009.
STAR GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52711 (Commission File Number)	Applied for (IRS Employer Identification No.)

(Address of principal executive offices)	(Zip Code)
6240 East Seltice Way Suite C,
Post Falls, Idaho, USA	83854

Registrant's telephone number, including area code 208-755-5374

(Former name or former address, if changed since last report)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 6, 2009 Mr Edwin Ullmer of Westminster Colorado was appointed to the Board of Directors.

Edwin Ullmer, Geologist

Mineral Exploration and Mine Geologist

Thirty-plus years experience in mineral exploration and mining geology includes search for and assessment of economic mineral potential and mine evaluation at grass-roots, project, and program levels. Consultant and employee work experience includes precious and base metals, uranium, vanadium, diamonds, etc.  Field work in USA, Canada, east Asia, Africa, South America, and Europe. Also as professional photogeologist for the petroleum and mineral industry; produced geologic maps and geologic evaluations world-wide.  Technical reporting/writing includes publications and 43-101 technical reports for Canadian mineral disclosure records.  Related experience includes several years as environmental geologist/hydrogeologist – management, field assessment, and remediation tasks for petroleum-based and mineral contaminants in soil and groundwater in various industrial settings including mining/smelting.

SKILL APPLICATION

Geological experience includes planning, managing, and carrying out field tasks and operations on all aspects of regional and property mineral exploration situations, ore deposit evaluation, mining geology - includes all typical drilling methods, surface and subsurface mapping, geochemical and geophysical surveys, land surveying, resource evaluation, data results interpretation and related activities such as property and environmental issues, public relations, etc.  Other geologic disciplines include evaluation of the nature and spread of soil/groundwater contamination, groundwater exploration and groundwater reservoir evaluation. Photogeologic experience includes production of hundreds of geologic maps, quadrangles, and project evaluations from aerial photography (mostly from stereopairs) and digital satellite images. Mapping utilized by major and intermediate oil companies and mining interests and others for oil/gas exploration, mineral exploration, coal and coal gas studies, hydrologic studies (e.g.: groundwater exploration, watershed studies), industrial commodity evaluation (i.e.-gravel, etc), engineering, and historic evaluation at sites with environmental issues.

EDUCATION

M.S. in Geology (1974) (ore deposits)

M.Ed - University of Arizona, Tucson, Arizona

B.A. in Geology - Upsala College, New Jersey

Short courses in gold and phosphate geology, geochemistry, geophysics, tech writing, various environmental subjects.

PROFESSIONAL ASSOCIATIONS and CERTIFICATIONS

Registered Professional Geologist - Wyoming –PG-188 and Nebraska-G-0177

Society of Economic Geologists – professional society, full membership

Environmental manager certifications in Nevada

SUMMARY OF EMPLOYMENT HISTORY

*

Various contract geologist positions from 2003 to present: Longer work terms comprise Couer-Rochester Inc. (consultant - NV silver mine geologist), Geologic Data Systems, photogeologist; MinQuest/Klondex/Cuprus, and others (NV, AZ, Canada) - gold and base metals projects, 43-101 technical reports; Stina Resources Ltd., Vancouver – program geologist for vanadium exploration and development project (NV); Denison Mining Co., Denver and Saskatoon (U.S.A., Mongolia, Zambia) - uranium exploration consultant.  Other shorter terms include uranium-bearing breccia pipe exploration in northern AZ and evaluation of a gold prospect in NV.

*

Cameron-Cole LLC, Boulder, Colorado (12 years) (during employment, formerly known as Safety-Kleen, Laidlaw Environmental and USPCI) -  Environmental Geologist/Hydrogeologist,.

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Mining Consultant/Contract Geologist (5 years) - Various contract mining situations in western USA and Ireland: Mineral exploration for various commodities including precious metals and uranium. Longer term employment includes gold exploration geologist for Asamera-Reno, Nv & CA, and Crowe Schaffalitzky- Dublin, Ireland  - program geologist for gold exploration in part of Ireland.

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Geological Data Systems, Inc., and IntraSearch Inc., Denver, Colorado - Photogeologist, - Intermittent part and full time contractor from 1985 to present.  Also self-generated contracts as photogeologist.

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Rocky Mountain Energy Company, Denver; Spokane, WA; Duluth, MN area; Casper, WY (10 years). Mineral Exploration Geologist (10 years) - Performed and managed exploration and deposit evaluation studies for uranium and other commodities. Includes uranium deposits in sedimentary, igneous and metamorphic terrains including unconformity types, rollfronts, other stratabound deposits, breccia pipe deposits. USA and Canada

•

Various Mining Companies in USA and international. Geologist.  Performed base metal, precious metal, and diamond exploration, and carried out all phases of geologic investigation and underground mine geology. This work beginning in 1965 for a period of 5 years includes the following.

-Kerr McGee Corp, Tucson, AZ  – Geologist: Copper, base metals (predominantly porphyry copper) and uranium exploration.

-DeBeers Diamonds Inc. (Anglo-American Corp.), Kabwe, Zambia  – Geologist: Diamond exploration and prospect evaluation.

-Cerro de Pasco Corp., La Oroya, Peru  – Geologist: Mine and exploration-base metals (copper, zinc, lead, silver) and phosphate.

-Hudson Bay Mining and Smelting Co., Flin Flon, Manitoba, Canada  – Geologist: Copper and nickel exploration.

-Duval Mining Co., Tucson, AZ  – Draftsman during Masters studies.

PUBLICATIONS

Ullmer, E. "Results of Exploration for Unconformity-Type Uranium Deposits in East Central Minnesota,

Economic Geology, Vol. 80, No. 5, 1985.

"An Early Proterozoic Phosphate Occurrence in East-central Minnesota in 1981", Newsletter of the

International Geological Correlation Programme, United Nations Project 156.

 "Precambrian Iron-rich Pods and Uranium Mineralization Near Warm Spring Creek, Wyoming,"  Contributions to Geology, Vol. 22, No., 2, 1983.

Former contract with Prentice Hall publishers for a text book on photogeology instruction – partially completed.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Board of Directors Resolution-Appointment of New Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

February 10, 2009

STAR GOLD CORP.

By:

/S/Lindsay Gorrill

Name:

Lindsay Gorrill

Title:

President and Director